MUTUAL GENERAL RELEASE

          THIS MUTUAL GENERAL RELEASE (the "Release") is entered into by and between Sun World International, Inc., a Delaware corporation ("SWI"), Sun Desert, Inc., a Delaware corporation, Coachella Growers, a California Agricultural Cooperative, and Sun World/Rayo, a California corporation, debtors and debtors in possession (collectively, the "Sun World Entities"), on the one hand; and Cadiz Inc., a Delaware corporation ("Cadiz") on the other hand; with reference to the following facts and recitations:

          A. The Sun World Entities are the debtors and debtors in possession in chapter 11 cases (the "Chapter 11 Cases") pending in the United States Bankruptcy Court for the Central District of California, Riverside Division (the "Bankruptcy Court") as case numbers RS-03-11370-DN, RS-03-11369-DN, RS-03-11371-DN, and RS-03-11374-DN. The Sun World Entities filed their respective Voluntary Petitions commencing the Chapter 11 Cases on January 30, 2003.

          B. The Sun World Entities have asserted various potential claims and causes of action of their respective bankruptcy estates (collectively, the "Estates") against Cadiz; Cadiz has asserted various potential claims and causes of action against the Estates and has filed seven proofs of claim against the Estates. These claims and causes of action are, except as otherwise provided in this Release, denied and disputed.

          C. The Sun World Entities and Cadiz have undertaken such investigation of the potential claims and causes of action as they and their respective counsel deem appropriate and practicable under the circumstances.

          D. After negotiations, the Sun World Entities and Cadiz have reached a settlement and compromise of the potential claims and causes of action on the terms set forth in the "Sun World-Bondholder-Cadiz Term Sheet and Agreement in Principle" dated October 13, 2003 (the "Settlement Agreement"), which is attached to the "Motion for Order Authorizing Debtors to Enter into Initial Settlement with Cadiz Inc." (the "Motion") filed in the Chapter 11 Cases on October 15, 2003 by the Sun World Entities.

          E. The Motion has been granted, and the Settlement Agreement has been duly approved by the Bankruptcy Court in the "Order Authorizing Debtors to Enter into Initial Settlement with Cadiz Inc." (the "Settlement Order") entered in the Chapter 11 Cases on November 7, 2003.

          F. In furtherance of the Settlement Agreement and the Settlement Order, this Release is executed effective as of the Closing Date (the "Closing Date"), as defined in the Settlement
Agreement.

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein, and other good and valuable consideration, the parties hereby agree as follows:

          1. As of the Closing Date, the Sun World Entities and the Estates shall be deemed to forever release, relieve, and discharge Cadiz and (with respect only to matters arising out of or related to any potential claims and causes of action of the Sun World Entities and the Estates against Cadiz) its successors and assigns, from any and all claims, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, whether at law or in equity, which the Sun World Entities or the Estates ever had, now have, or may, shall, or can hereafter have, directly or indirectly arising out of or in any way based upon, connected with, or related to matters, things, acts, conduct, and/or omissions at any time from the beginning of the world through and including the Closing Date, including without limitation any and all claims arising under or related to the Bankruptcy Code, including without limitation sections 541, 542, 544, 545, 547, 548, 549, and/or 553 thereof.

          2. As of the Closing Date, Cadiz shall be deemed to forever release, relieve, and discharge the Sun World Entities and the Estates and (with respect only to matters arising out of or related to any potential claims and causes of action of Cadiz against the Sun World Entities and the Estates) their successors and assigns, from any and all claims, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, liquidated or unliquidated, matured or unmatured, whether at law or in equity, which Cadiz ever had, now has, or may, shall, or can hereafter have, directly or indirectly arising out of or in any way based upon, connected with, or related to matters, things, acts, conduct, and/or omissions at any time from the beginning of the world through and including the Closing Date.

          3. As of the Closing Date, all contracts and agreements between Cadiz and any of the Sun World Entities, whether written or oral, of whatever kind or nature (including without limitation the "Credit Agreement among Sun World International, Inc., as Borrower, and Cadiz Land Company, Inc., as Lender, Dated as of March 31, 1998," the "Services Agreement," as amended, and the "Tax Sharing Agreement"), shall be deemed terminated and rejected, and any and all claims, liabilities, demands, causes of action, debts, obligations, promises, acts, agreements, and damages directly or indirectly arising out of or in any way based upon, connected with, or related to such contracts and agreements shall be included in the matters released under paragraphs 1 and 2 above.

          4. Notwithstanding paragraphs 1, 2, and 3 above, nothing contained in this Release shall affect or release the following:

               (a) the allowed, general unsecured non-priority claim of Cadiz in the Chapter 11 Cases in the amount of $13,500,000 which, effective on the Closing Date, shall be assigned by Cadiz to the Sun World Noteholder Trust pursuant to the Settlement Agreement;

               (b)  the equity interest of Cadiz in SWI
     representing 100% of the outstanding shares of SWI which, effective on the Closing Date, shall be pledged by Cadiz to the Sun World Noteholder Trust pursuant to the Settlement
     Agreement;

               (c) the "Amended and Restated Agricultural Lease Agreement" dated June 6, 2003, between Cadiz, as lessor, and SWI, as lessee, previously assumed by SWI pursuant to an order of the Bankruptcy Court, and all of the parties' respective rights and obligations thereunder; and

               (d)  the Settlement Agreement, the Settlement
     Order, this Release, and other documents executed in furtherance of the Settlement (collectively, the "Settlement
     Documents") and the parties' respective rights and obligations under the Settlement Documents.

          5. On the Closing Date, the Sun World Entities, the Estates, and Cadiz, and each of them, shall be deemed to waive any and all rights or benefits which they have or may have under
Section 1542 of the Civil Code of the State of California, to the full extent that they may waive such rights and benefits, pertaining to the matters released herein. Section 1542 of the Civil Code of the State of California provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
     THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS
     FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF
     KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS
     SETTLEMENT WITH THE DEBTOR.

In connection with such waiver and relinquishment, the parties acknowledge that they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they know or believe to be true, with respect to the matters released herein. Nevertheless, it is the intention of the Sun World Entities, the Estates, and Cadiz through this Release, and with the advice of counsel, fully, finally, and forever to settle and release all such matters, and all claims relative thereto, which do now exist, or heretofore have existed between the parties. In furtherance of such intention, the releases herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery or existence of any such additional or different claims or facts relative thereto.

          6. The Sun World Entities, the Estates, and Cadiz hereby represent and warrant to, and agree with, each other as follows:

               (a) Each party has received independent legal advice from attorneys of its choice with respect to the advisability of executing this Release and making the settlement and releases provided herein.

               (b) Except as expressly stated in this Release, no party has made any statement or representation to any other party regarding any fact relied upon by that party in entering into this Release, and each party specifically does not rely upon any statement, representation, or promise of the other party in entering into this Release or in making the settlement provided for herein, except as expressly stated in this Release.

               (c) Each party and its attorneys have made such investigation of the facts pertaining to this Release and all of the matters pertaining thereto as it deems necessary.

               (d) This Release has been carefully read by, the contents hereof are known and understood by, and it is signed freely by each person executing this Release.

               (e) Each party covenants and agrees not to bring any claim, action, suit, or proceeding against any other party hereto, directly or indirectly, regarding or related in any manner to the matters released hereby, and further covenants and agrees that this Release is a bar to any such claim, action, suit, or proceeding.

          7. Each party represents and warrants to each other party that such party has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any claims or other matters herein released, except (i) Cadiz previously granted to its lender (the "Cadiz Lender") a security interest in Cadiz's claims against the Sun World Entities and
(ii) effective as of the Closing, the Cadiz Lender consents to this Release on terms approved by Sun World.

          8. This Release effects the settlement of claims which are denied and contested, and nothing contained herein shall be construed as an admission by any party of any liability or fact or a concession by any party of any question of law.

          9. This Release shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of the parties hereto, including without limitation any chapter 11 trustee, any chapter 7 trustee, any examiner, and any other representative which may be appointed for any of the Sun World Entities or the Estates.

          10. All parties hereto agree to bear their own costs and attorneys' fees regarding this Release.

          11. This Release and the other Settlement Documents express the entire agreement of the parties hereto relative to the subject matter hereof. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Release or in the other Settlement Documents. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Release and the other Settlement Documents.

          12. This Release shall be construed in accordance with, and be governed by, the law of the State of California (without reference to conflict of law provisions) and, to the extent applicable, Federal bankruptcy law. The parties consent to the jurisdiction of the Bankruptcy Court to enforce this Release and to adjudicate any disputes which may arise under this Release.

          13. This Release may be executed and delivered in two or more counterparts, which may be facsimile copies, each of which, when so executed and delivered, shall be deemed an original, but such counterparts together shall constitute but one and the same instrument.

          14. The warranties and representations of this Release are deemed to survive the execution and effectiveness hereof.

EXECUTED THIS __ DAY OF DECEMBER, 2003.



SUN WORLD INTERNATIONAL, INC., a Delaware corporation,
SUN DESERT, INC., a Delaware corporation,
COACHELLA GROWERS, a California Agricultural Cooperative, and
SUN WORLD/RAYO, a California corporation,
As Debtors and Debtors in Possession and
Representatives of their Chapter 11 Estates


By: /s/ Stanley E. Speer
   ------------------------------------
    Their Chief Financial Officer



CADIZ INC., a Delaware corporation


By: /s/ Keith Brackpool
   ------------------------------------
    Its Chief Executive Officer